Exhibit 10.30
AVANTOR, INC.
NONQUALIFED STOCK OPTION AGREEMENT AMENDMENT
December 31, 2019

Re:	Avantor, Inc. (f/k/a Vail HoldCo Corp) Equity Incentive Plan
Amendment to Nonqualified Stock Option Agreement
Dear Bjorn Hofman:
Avantor, Inc. (f/k/a Vail Holdco Corp) (“Company”) is pleased to advise you that certain of the terms of the options granted to you as of December 13, 2017 (the “Grant”), under the Avantor, Inc. (f/k/a Vail HoldCo Corp) Equity Incentive Plan (the “Plan”) are hereby amended by this letter agreement (this “Agreement”). Unless otherwise expressly set forth herein, all capitalized terms used herein shall have the meaning given in your Grant.
1.    Amendments.
(a)    Section 6 of the Grant is hereby amended and restated in its entirety as provided below:
“Section 6.    Termination.    In the event of the Participant’s Termination, the Vested Portion shall remain exercisable until the tenth (10th) anniversary of the Date of Grant.”
2.    Effect of Amendment. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties under the Grant, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Grant, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Agreement shall apply and be effective only with respect to the provisions of the Grant specifically referred to herein.
3.    Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.
4.    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
5.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
* * * *

Please execute the extra copy of this Agreement in the space below and return it to the General Counsel of the Company at its executive offices to confirm your understanding and acceptance of the terms and conditions of this Agreement. The effectiveness of this Agreement is conditioned upon your execution, delivery, and non-revocation of a general release on or around your last day of employment in the form of Annex 2 to the Employment Agreement you signed on or about November 12, 2017.

Very truly yours,

AVANTOR, INC.

By:	/s/ Justin M. Miller
	Name:	Justin M. Miller
	Title:	EVP & General Counsel
Enclosures: Copy of your Grant
The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.
Dated as of:

December 31, 2019	/s/ Bjorn Hofman
Participant’s Signature